Exhibit 99.1

SolarWinds Announces Third Quarter 2015 Results
AUSTIN, Texas - October 29, 2015 - SolarWinds (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its third quarter ended September 30, 2015.
Financial Results

•
Total revenue for the third quarter of $131.6 million on a reported basis and $136.9 million on a constant currency basis, representing 17% year-over-year growth on a reported basis and 21% year-over-year growth on a constant currency basis.

•
Record recurring revenue for the third quarter of $86.3 million on a reported basis, comprising maintenance revenue of $71.5 million and subscription revenue of $14.8 million, and $90.8 million on a constant currency basis, representing 23% year-over-year growth on a reported basis and 30% year-over-year growth on a constant currency basis, and representing 66% of total revenue.

•
License revenue for the third quarter of $45.3 million on a reported basis and $46.1 million on a constant currency basis, representing 6% year-over-year growth on a reported basis and 8% year-over-year growth on a constant currency basis.

•
GAAP operating income of $36.5 million and GAAP operating margin of 28% for the third quarter of 2015 compared to GAAP operating income of $31.7 million and GAAP operating margin of 28% for the third quarter of 2014.

•
Non-GAAP operating income of $57.9 million and non-GAAP operating margin of 44% for the third quarter of 2015 compared to non-GAAP operating income of $51.0 million and non-GAAP operating margin of 45% for the third quarter of 2014.

•	Record cash flow from operations of $57.9 million in the third quarter of 2015 compared to $54.3 million in the third quarter of 2014.

•
GAAP diluted earnings per share of $0.36 for the third quarter of 2015 compared to $0.32 for the third quarter of 2014 and non-GAAP diluted earnings per share of $0.57 for the third quarter of 2015 compared to $0.50 for the third quarter of 2014.

Recent Business Highlights
"We are pleased with our performance in the third quarter of 2015. Driven by the efforts of the SolarWinds team we met our growth objectives while continuing to deliver strong profitability. We are excited about the opportunity we see ahead to become the vendor of choice for managing all things IT," said Kevin Thompson, SolarWinds’ President and Chief Executive Officer.
Additional highlights include:

•
On October 21, 2015, SolarWinds announced that it has entered into a definitive agreement to be acquired by Silver Lake Partners and Thoma Bravo, LLC in a transaction valued at approximately $4.5 billion. Under the terms of the agreement, SolarWinds stockholders will receive $60.10 in cash for each share of SolarWinds common stock. The transaction is expected to be completed in the first calendar quarter of 2016, subject to receipt of stockholder approval, regulatory approvals as well as satisfaction of other customary closing conditions.

•
SolarWinds introduced a number of new product enhancements that added depth and breadth across its portfolio of Network and Systems Management and Cloud products and also announced exciting new product releases within its MSP business:

◦
SolarWinds N-able announced the release of MSP Anywhere, which adds a new cloud-based remote control access and support platform that provides managed service providers (MSPs) with instant and on-demand remote support and access to Windows® PCs and Mac®, as well as iOS® and Android®-based mobile devices from virtually any device. MSP Anywhere was acquired as part of the company's recent purchase of BeAnywhere®.

◦
SolarWinds N-able also introduced MSP Manager, which adds a cloud-based IT service management platform that provides small to medium-sized MSPs to run a more efficient, effective and profitable IT service organization. MSP Manager was acquired as part of the company's recent purchase of Capzure®.

◦
SolarWinds released Database Performance Analyzer 10.0, extending support to MySQL®. With the addition of MySQL, SolarWinds® DPA now supports the top three database platforms—Microsoft® SQL Server®, Oracle® and MySQL—plus more, thereby providing database administrators (DBAs), application developers and operations teams with enterprise-grade database performance tuning, metric visibility and resource correlation based on a unique wait-time-analytics and resource correlation approach to help improve the performance of corporate, cloud and SaaS applications based on any of these databases from within a single management dashboard.

◦
SolarWinds Storage Resource Monitor, which provides IT with the necessary insight into storage resources and the potential performance impact on virtual machines and applications that are dependent on storage elements, added support for additional EMC®, Hitachi®, HP® and IBM® storage array families and now provides monitoring capabilities for hierarchical storage pools.

◦
SolarWinds Log & Event Manager, a powerful security information and event management (SIEM) product designed for resource-constrained IT organizations, introduced the addition of a threat intelligence feed to help IT security pros identify known, proven threats and limit the impact of cyber-attacks.

◦
SolarWinds' Librato® real-time cloud monitoring solution added a new turnkey integration for Docker, providing Librato's developer and devops users with the ability to monitor and visualize application performance inside of Docker containers. Docker joins Librato's list of more than 90 collection agents and language bindings, including Amazon CloudWatch™ and Heroku®. Other new turnkey integrations provide monitoring for NGINX® web servers and Redis™ servers as well as performance insight into Ruby on Rails® and Rack application stacks.

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SolarWinds IT management products received recognition from Redmond magazine’s 2015 Reader’s Choice Awards in 12 different categories, including network, systems and application, database, security, and remote monitoring management. Most notably, SolarWinds Network Management Software, Network Performance Monitor, Server & Application Monitor, and NetFlow Traffic Analyzer were distinguished with the Platinum award. In addition, SolarWinds N-able ranked among the world’s Top 100 Cloud Service Providers (CSPs), according to Penton’s fifth-annual Talkin’ Cloud® 100 report.

•
In support of its mission to champion the IT Pro, SolarWinds established the third Tuesday of every September, beginning September 15, 2015, as IT Professionals Day to honor all IT professionals as the unsung heroes of modern business and hosted its fourth edition of thwackCamp on July 15-16, 2015 to provide educational and interactive content to help IT pros answer the age-old question, "What will you solve next?"

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds' use of these non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
In light of the pending acquisition by Silver Lake Partners and Thoma Bravo, the Company will not be holding an earnings conference call to discuss its financial results. Additionally, SolarWinds is withdrawing previously provided financial guidance for the full year 2015.
Forward-Looking Statements
This press release, and the documents to which the Company refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the transaction and other information relating to the transaction. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the transaction and other information relating to the transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss the Company’s future expectations or state other forward-looking information and may involve known and unknown risks over which the Company has no control. Those risks include, (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy of the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of the Company and the receipt of regulatory approvals from various domestic and foreign governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay a $159 million termination fee and/or reimburse the buyers’ expenses; (v) risks regarding the failure to obtain the necessary financing to complete the merger, (vi) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally, (vii) risks that the proposed transaction disrupts current plans and operations, (viii) risks related to diverting management’s attention from the Company’s ongoing business operations, and (ix) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the transaction. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in the Company’s SEC reports, including but not limited to the risks described in the Company’s Annual Report on Forms 10-K for its fiscal year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015 and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 that SolarWinds anticipates filing on or before November 9, 2015. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures. The tables below set forth a reconciliation of each of these non-GAAP measures to a GAAP financial measure that we consider to be most comparable. SolarWinds believes that each of these non-GAAP financial measures provides meaningful supplemental information regarding its performance by excluding certain items that may not be indicative of its core business operations. SolarWinds' management and Board of Directors use certain of these non-GAAP measures to assess operational performance, allocate resources, prepare annual budgets, and determine employee incentive compensation. Accordingly, these measures may provide helpful insight to investors into the motivation and decision-making of management in operating the business. SolarWinds' management and Board of Directors analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and Board of Directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
About SolarWinds
SolarWinds (NYSE: SWI) provides powerful and affordable hybrid IT infrastructure management software to customers worldwide from Fortune 500® enterprises to small businesses, government agencies and educational institutions. We are committed to focusing exclusively on IT Pros, and strive to eliminate the complexity that they have been forced to accept from traditional enterprise software vendors. Regardless of where the IT asset or user sits, SolarWinds delivers products that are easy to find, buy, use, maintain, and scale while providing the power to address all key areas of the infrastructure from on premises to the Cloud. Our solutions are rooted in our deep connection to our user base, which interacts in our thwack® online community to solve problems, share technology and best practices, and directly participate in our product development process. Learn more today at http://www.solarwinds.com.
SolarWinds, SolarWinds & Design, Librato, Capzure, BeAnywhere and thwack are registered trademarks of SolarWinds or its affiliates. All other SolarWinds marks are the exclusive property of SolarWinds, may be pending registration with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other company and product names mentioned are used only for identification purposes and may be trademarks or registered trademarks of their respective companies.
© 2015 SolarWinds Worldwide, LLC. All rights reserved.
CONTACTS:

Investors:	Media:
Dave Hafner Phone: 512.682.9867 ir@solarwinds.com	Courtney Cantwell Phone: 512.682.9692 pr@solarwinds.com

SolarWinds, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$172,591	$237,942
Short-term investments	20,945	12,384
Accounts receivable, net of allowances of $513 and $1,088 as of September 30, 2015 and December 31, 2014, respectively	54,268	50,791
Income tax receivable	260	128
Deferred taxes	9,415	8,350
Prepaid and other current assets	8,483	6,492
Total current assets	265,962	316,087
Property and equipment, net	34,009	23,614
Long-term investments	5,643	17,423
Deferred taxes	2,163	830
Goodwill	432,409	363,585
Intangible assets, net	77,500	93,046
Other assets, net	10,071	10,447
Total assets	$827,757	$825,032
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,450	$6,829
Accrued liabilities and other	24,427	35,276
Income taxes payable	4,598	2,351
Current portion of deferred revenue	177,727	154,799
Current debt obligations	90,000	—
Total current liabilities	303,202	199,255
Long-term liabilities:
Deferred revenue, net of current portion	10,806	8,609
Non-current deferred taxes	3,710	5,319
Other long-term liabilities	26,224	22,990
Total liabilities	343,942	236,173
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 123,000,000 shares authorized and 71,744,028 and 75,911,349 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	72	76
Additional paid-in capital	117,260	279,584
Accumulated other comprehensive loss	(23,339)	(13,299)
Accumulated earnings	389,822	322,498
Total stockholders’ equity	483,815	588,859
Total liabilities and stockholders’ equity	$827,757	$825,032

SolarWinds, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share information)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenue:
License	$45,283	$42,756	$126,236	$116,743
Maintenance and other	71,526	61,844	202,811	174,800
Subscription	14,816	8,262	38,446	18,732
Total revenue	131,625	112,862	367,493	310,275
Cost of license revenue	4,367	4,100	12,953	12,321
Cost of maintenance and other revenue	4,748	3,965	13,015	11,296
Cost of subscription revenue	5,382	3,513	14,529	8,887
Gross profit	117,128	101,284	326,996	277,771
Operating expenses:
Sales and marketing	44,532	37,538	131,117	106,772
Research and development	17,454	13,761	48,957	41,784
General and administrative	18,618	18,274	58,355	57,466
Total operating expenses	80,604	69,573	238,429	206,022
Operating income	36,524	31,711	88,567	71,749
Other income (expense):
Interest income	96	85	313	246
Interest expense	(279)	(142)	(470)	(577)
Other income, net	538	238	2,991	446
Total other income	355	181	2,834	115
Income before income taxes	36,879	31,892	91,401	71,864
Income tax expense	9,866	7,771	24,077	16,718
Net income	$27,013	$24,121	$67,324	$55,146
Net income per share:
Basic earnings per share	$0.37	$0.32	$0.89	$0.73
Diluted earnings per share	$0.36	$0.32	$0.88	$0.72
Weighted average shares used to compute net income per share:
Shares used in computation of basic earnings per share	73,808	75,508	75,496	75,375
Shares used in computation of diluted earnings per share	74,476	76,463	76,354	76,321

SolarWinds, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
GAAP cost of revenue	$14,497	$11,578	$40,497	$32,504
Amortization of intangible assets (1)	(6,077)	(5,185)	(17,778)	(15,096)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(552)	(367)	(1,578)	(1,047)
Non-GAAP cost of revenue	$7,868	$6,026	$21,141	$16,361

GAAP gross profit	$117,128	$101,284	$326,996	$277,771
Amortization of intangible assets (1)	6,077	5,185	17,778	15,096
Stock-based compensation expense and related employer-paid payroll taxes (2)	552	367	1,578	1,047
Non-GAAP gross profit	$123,757	$106,836	$346,352	$293,914

GAAP sales and marketing expense	$44,532	$37,538	$131,117	$106,772
Stock-based compensation expense and related employer-paid payroll taxes (2)	(4,303)	(3,088)	(13,300)	(10,191)
Restructuring charges (4)	—	(13)	—	(13)
Non-GAAP sales and marketing expense	$40,229	$34,437	$117,817	$96,568

GAAP research and development expense	$17,454	$13,761	$48,957	$41,784
Stock-based compensation expense and related employer-paid payroll taxes (2)	(3,270)	(1,423)	(9,211)	(5,407)
Restructuring charges (4)	—	(39)	—	(77)
Non-GAAP research and development expense	$14,184	$12,299	$39,746	$36,300

GAAP general and administrative expense	$18,618	$18,274	$58,355	$57,466
Amortization of intangible assets (1)	(2,402)	(2,796)	(7,321)	(8,031)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(4,678)	(3,892)	(14,738)	(11,526)
Acquisition related adjustments (3)	(77)	(2,510)	(5,233)	(3,905)
Restructuring charges (4)	—	27	327	(7,416)
Non-GAAP general and administrative expense	$11,461	$9,103	$31,390	$26,588

GAAP operating expenses	$80,604	$69,573	$238,429	$206,022
Amortization of intangible assets (1)	(2,402)	(2,796)	(7,321)	(8,031)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(12,251)	(8,403)	(37,249)	(27,124)
Acquisition related adjustments (3)	(77)	(2,510)	(5,233)	(3,905)
Restructuring charges (4)	—	(25)	327	(7,506)
Non-GAAP operating expenses	$65,874	$55,839	$188,953	$159,456

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
GAAP operating income	$36,524	$31,711	$88,567	$71,749
Amortization of intangible assets (1)	8,479	7,981	25,099	23,127
Stock-based compensation expense and related employer-paid payroll taxes (2)	12,803	8,770	38,827	28,171
Acquisition related adjustments (3)	77	2,510	5,233	3,905
Restructuring charges (4)	—	25	(327)	7,506
Non-GAAP operating income	$57,883	$50,997	$157,399	$134,458

GAAP income tax expense	$9,866	$7,771	$24,077	$16,718
Income tax effect on non-GAAP exclusions (5)	5,902	4,843	17,426	16,674
Non-GAAP income tax expense	$15,768	$12,614	$41,503	$33,392

GAAP net income	$27,013	$24,121	$67,324	$55,146
Amortization of intangible assets (1)	8,479	7,981	25,099	23,127
Stock-based compensation expense and related employer-paid payroll taxes (2)	12,803	8,770	38,827	28,171
Acquisition related adjustments (3)	77	2,510	5,233	3,905
Restructuring charges (4)	—	25	(327)	7,506
Tax benefits associated with above adjustments (5)	(5,902)	(4,843)	(17,426)	(16,674)
Non-GAAP net income	$42,470	$38,564	$118,730	$101,181

Non-GAAP diluted earnings per share (6)	$0.57	$0.50	$1.55	$1.33
Weighted average shares used in computing diluted earnings per share	74,476	76,463	76,354	76,321

Percentage of Revenue:

GAAP gross profit	89.0%	89.7%	89.0%	89.5%
Non-GAAP adjustments (1)(2)	5.0	4.9	5.3	5.2
Non-GAAP gross profit	94.0%	94.7%	94.2%	94.7%

GAAP operating margin	27.7%	28.1%	24.1%	23.1%
Non-GAAP adjustments (1)(2)(3)(4)	16.2	17.1	18.7	20.2
Non-GAAP operating margin	44.0%	45.2%	42.8%	43.3%

GAAP net income	20.5%	21.4%	18.3%	17.8%
Non-GAAP adjustments (1)(2)(3)(4)(5)	11.7	12.8	14.0	14.8
Non-GAAP net income	32.3%	34.2%	32.3%	32.6%

(1)
Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

(2)
Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information which excludes expenses for stock-based compensation and related employer-paid payroll taxes. We believe the exclusion of these items allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and the related employer-paid payroll taxes, management excludes these expenses when analyzing the organization's business performance.

(3)
Acquisition Related Adjustments. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions (see Note 1 for further discussion); (ii) legal, accounting and advisory fees to the extent associated with acquisitions; (iii) changes in fair value of contingent consideration; (iv) costs related to due diligence and integrating the acquired businesses; (v) deferred compensation expense related to acquisitions; and (vi) restructuring costs, including adjustments related to changes in estimates, related to acquisitions. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our organic business operations, with respect to each acquisition. We believe that providing non-GAAP information for acquisition related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.

(4)
Restructuring Charges. We provide non-GAAP information that excludes restructuring charges such as severance, relocation and benefits and the estimated costs of exiting and terminating facility lease commitments, including accelerated depreciation on leasehold improvements and fixed assets, as they relate to our corporate restructuring and exit activities. These restructuring charges are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these charges for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

(5)
Income Tax Effect of Non-GAAP Exclusions. We believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the ongoing performance and future liquidity of our business.

(6)
Non-GAAP Diluted Earnings Per Share Item. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount was calculated based on our non-GAAP net income and the shares used in the computation of GAAP diluted earnings per share.

SolarWinds, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands, except percentages)
(Unaudited)

	Three months ended September 30, 2015		Nine months ended September 30, 2015
Reconciliation of GAAP revenue to Non-GAAP revenue:	Using Foreign Exchange Rates in Third Quarter of 2014	Growth % Compared to Third Quarter of 2014	Using Foreign Exchange Rates in First Three Quarters of 2014	Growth % Compared to First Three Quarters of 2014
GAAP license revenue	$45,283	6%	$126,236	8%
Estimated foreign currency impact	804	2	2,776	3
Non-GAAP license revenue on a constant currency basis (1)	$46,087	8%	$129,012	11%

GAAP maintenance and other revenue	$71,526	16%	$202,811	16%
Estimated foreign currency impact	3,438	5	10,470	6
Non-GAAP maintenance and other revenue on a constant currency basis (1)	$74,964	21%	$213,281	22%

GAAP subscription revenue	$14,816	79%	$38,446	105%
Estimated foreign currency impact	1,017	13	2,488	14
Non-GAAP subscription revenue on a constant currency basis (1)	$15,833	92%	$40,934	119%

GAAP total revenue	$131,625	17%	$367,493	18%
Estimated foreign currency impact	5,259	4	15,734	6
Non-GAAP total revenue on a constant currency basis (1)	$136,884	21%	$383,227	24%

	Three months ended September 30, 2015		Nine months ended September 30, 2015
Reconciliation of GAAP revenue to Non-GAAP revenue by product group:	Using Foreign Exchange Rates in Third Quarter of 2014	Growth % Compared to Third Quarter of 2014	Using Foreign Exchange Rates in First Three Quarters of 2014	Growth % Compared to First Three Quarters of 2014
GAAP network management revenue	$73,106	10%	$206,578	12%
Estimated foreign currency impact	2,751	4	8,576	4
Non-GAAP network management revenue on a constant currency basis (1)	$75,857	14%	$215,154	16%

GAAP systems and application management revenue	$40,544	16%	$112,645	17%
Estimated foreign currency impact	1,322	4	4,249	4
Non-GAAP systems and application management revenue on a constant currency basis (1)	$41,866	20%	$116,894	21%

GAAP MSP and cloud revenue	$17,975	54%	$48,270	66%
Estimated foreign currency impact	1,186	11	2,909	10
Non-GAAP MSP and cloud revenue on a constant currency basis (1)	$19,161	65%	$51,179	76%

(1)
Revenue on a constant currency basis is calculated using the average foreign exchange rates in the comparable prior year monthly periods and applying these rates to foreign-denominated revenue in the corresponding monthly periods in the third quarter and the first three quarters of 2015. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is listed as estimated foreign currency impact in the table above.

SolarWinds, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net income	$27,013	$24,121	$67,324	$55,146
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,278	9,418	30,230	27,140
Provision for doubtful accounts	117	(34)	806	439
Stock-based compensation expense	12,624	8,630	37,351	27,429
Deferred taxes	(723)	(1,895)	1,153	(6,387)
Excess tax benefit from stock-based compensation	(350)	(1,908)	(3,915)	(5,309)
Premium on investments	—	(90)	(156)	(90)
Other non-cash expenses (benefits)	(167)	(108)	872	1,025
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(6,633)	(6,583)	(5,869)	(3,059)
Income taxes receivable	1,775	806	(146)	3,884
Prepaid and other assets	(1,851)	668	(1,814)	(1,906)
Accounts payable	(2,589)	1,905	(1,267)	48
Accrued liabilities and other	5,070	2,155	(11,696)	14,271
Income taxes payable	3,094	5,235	6,354	6,252
Deferred revenue	8,674	12,301	28,308	22,939
Other long-term liabilities	1,585	(321)	2,762	6,022
Net cash provided by operating activities	57,917	54,300	150,297	147,844
Cash flows from investing activities
Purchases of investments	—	(3,001)	(5,745)	(3,001)
Maturities of investments	3,000	3,473	8,650	13,488
Purchases of property and equipment	(6,071)	(2,524)	(13,122)	(16,840)
Purchases of intangible assets	(77)	(14)	(208)	(199)
Acquisition of businesses, net of cash acquired	52	296	(90,015)	(63,700)
Net cash used in investing activities	(3,096)	(1,770)	(100,440)	(70,252)
Cash flows from financing activities
Repurchase of common stock	(201,527)	(3,379)	(210,178)	(13,223)
Exercise of stock options	1,401	1,921	6,812	6,049
Excess tax benefit from stock-based compensation	350	1,908	3,915	5,309
Proceeds from credit agreement	100,000	—	100,000	—
Repayments of borrowings from credit agreement	(10,000)	(40,000)	(10,000)	(40,000)
Net cash used in financing activities	(109,776)	(39,550)	(109,451)	(41,865)
Effect of exchange rate changes on cash and cash equivalents	1,470	(4,994)	(5,757)	(6,497)
Net increase (decrease) in cash and cash equivalents	(53,485)	7,986	(65,351)	29,230
Cash and cash equivalents
Beginning of period	226,076	187,217	237,942	165,973
End of period	$172,591	$195,203	$172,591	$195,203
Supplemental disclosure of cash flow information
Cash paid for interest	$163	$191	$288	$521
Cash paid for income taxes	$5,534	$3,823	$16,218	$12,763
Non-cash investing transactions
Purchases of property and equipment included in accounts payable and accrued liabilities	$2,351	$—	$2,351	$—